Exhibit 99.1

Vestin Realty Mortgage I, Inc. Reports Results for
The Twelve Months Ended December 31, 2006

LAS VEGAS - March 15, 2007 - Vestin Realty Mortgage I, Inc. (Nasdaq: VRTA) a real estate investment trust (“REIT”) today announced results of operations in a 10-K filing for the twelve months ended December 31, 2006. Vestin Realty Mortgage I, Inc. (“the Company”) was organized in January 2006, as a Maryland corporation, for the sole purpose of effecting a merger with Vestin Fund I, LLC. On April 30, 2006, Vestin Fund I, LLC (“Fund I”) merged into Vestin Realty Mortgage I, Inc. and the members of Fund I received one share of Vestin Realty Mortgage I, Inc.’s common stock for each membership unit they owned in Fund I. The Company commenced trading on June 1, 2006 on the Nasdaq National Market under the symbol VRTA.

For the 12 months ended December 31, 2006, revenues were $5.0 million. Net income for the 12 months ended December 31, 2006 was $587,000 or $0.09 per weighted average common share. Net income for the 12 months included a net gain on the sale of “real estate held for sale” of $44,000, a $245,000 gain on the sale of “real estate held for sale-seller financed” and a non-cash loan loss provision of $3.0 million that was recorded in the quarter ended March 31, 2006, prior to the merger. The loan loss provision was entirely related to the Rightstar, Inc. loan, which is currently the subject of legal action whereby Vestin Realty Mortgage I, Inc., along with Vestin Realty Mortgage II, Inc., is attempting to foreclose on the Rightstar collateral. In January 2007, we filed a petition, which is still pending, with the Supreme Court of Hawaii seeking relief from restrictions placed by the District Court on our right to foreclose.

In commenting on the results of operations for the year ended December 31, 2006, Michael V. Shustek, Chairman of the Board and CEO said, “We are extremely proud of our performance during 2006. From May 1, 2006 through December 31, 2006, the Company declared cash dividends to its shareholders of $2.6 million, which is equal to $0.38 per share based on the weighted average number of shares.

As of December 31, 2006 the shareholder’s equity was $9.07 per common share. We had $1.7 million of cash and cash equivalents on our balance sheet with only $0.3 million of borrowings.”

Mr. Shustek also stated, “During 2006, the Company sold one real estate property that it acquired through foreclosure for a net gain of $44,000. At December 31, 2006, the Company owned one foreclosed real estate property, which was acquired in December 2006. The property is under contract to be sold in 2007. In addition, during 2006, the Company recorded the sale of one of its “real estate held for sale-seller financing” properties when the financing was paid in full, and realized a gain of $245,000.”

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in short-term secured loans to commercial borrowers. As of December 31, 2006, Vestin Realty Mortgage I, Inc. had assets of over $65 million. Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage Inc.’s mortgage activities have facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; and others risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Vestin Realty Mortgage I, Inc.
John Alderfer
702-227-0965

VESTIN REALTY MORTGAGE I, INC.
(SUCCESSOR TO VESTIN FUND I, LLC)

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2006	December 31, 2005
Assets
Cash	$1,507,000	$7,884,000
Certificates of deposit	150,000	300,000
Investment in marketable securities	--	1,720,000
Investment in marketable securities - related party	1,969,000	--
Interest and other receivables, net of allowance of $0 at December 31, 2006 and $292,000 at December 31, 2005	938,000	959,000
Note receivable, net of allowance of $885,000 at December 31, 2006 and $738,000 at December 31, 2005	102,000	291,000
Real estate held for sale	3,689,000	2,497,000
Real estate held for sale - seller financed	7,911,000	8,797,000
Investment in real estate loans, net of allowance for loan losses of $4,534,000 at December 31, 2006 and $1,604,000 at December 31, 2005	48,631,000	51,309,000
Assets under secured borrowings	310,000	2,719,000
Due from manager - related party	--	248,000
Due from Vestin Originations - related party	1,000	--
Other assets	124,000	--

Total assets	$65,332,000	$76,724,000

LIABILITIES, STOCKHOLDERS' EQUITY & MEMBERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	$307,000	$104,000
Secured borrowings	310,000	2,719,000
Note payable	22,000	881,000
Deposit liability	1,255,000	700,000
Unearned revenue	69,000	--
Dividend payable	1,030,000	--

Total liabilities	2,993,000	4,404,000

Commitments and Contingencies

Members' equity - authorized 10,000,000 units at $10 per unit, 7,509,984 units issued and outstanding at December 31, 2005	--	72,316,000
Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Common stock, $0.0001 par value; 25,000,000 shares authorized; 6,869,790 shares issued and outstanding at December 31, 2006	1,000	--
Additional paid in capital	62,235,000	--
Accumulated deficits	(7,000)	--
Accumulated other comprehensive income	110,000	4,000

Total stockholders' equity & members’ equity	62,339,000	72,320,000

Total liabilities and stockholders' equity & members’ equity	$65,332,000	$76,724,000

VESTIN REALTY MORTGAGE I, INC.
(SUCCESSOR TO VESTIN FUND I, LLC)

CONSOLIDATED STATEMENTS OF INCOME

	For The Twelve Months Ended	For The Six Months Ended	For The Six Months Ended	For The Nine Month Transition Period Ended	For The Year Ended
	12/31/2006	12/31/2005	12/31/2004	6/30/2005	9/30/2004
			(Unaudited)
Revenues
Interest income from investment in real estate loans	$4,558,000	$2,693,000	$2,913,000	$4,303,000	$7,519,000
Gain on sale marketable securities	--	46,000	--	--	--
Dividend income - related party	151,000	--	--	--	--
Other income	254,000	400,000	169,000	694,000	480,000
Total revenues	4,963,000	3,139,000	3,082,000	4,997,000	7,999,000

Operating expenses
Management fees-related party	277,000	138,000	128,000	201,000	255,000
Provision for loan loss	3,000,000	--	--	1,296,000	100,000
Interest expense	85,000	107,000	440,000	408,000	1,789,000
Professional fees	638,000	131,000	182,000	411,000	225,000
Professional fees - related parties	61,000	93,000	5,000	83,000	5,000
Provision of doubtful accounts related to receivable	171,000	--	--	--	--
Other	364,000	23,000	3,000	163,000	130,000
Total operating expenses	4,596,000	492,000	758,000	2,562,000	2,504,000

Income from Continuing Operations	367,000	2,647,000	2,324,000	2,435,000	5,495,000

Income from real estate held for sale
Revenue related to the sale of real estate	--	--	--	--	4,667,000
Net gain on sale of real estate held for sale	44,000	24,000	575,000	672,000	(463,000)
Gain on sale of real estate held for sale - seller financed	245,000	495,000	--	--	--
Write down on real estate held for sale	--	--	(292,000)	(1,271,000)	(535,000)
Expenses related to real estate held for sale	(69,000)	(100,000)	(378,000)	(708,000)	(597,000)
Total income (loss) from real estate held for sale	220,000	419,000	(95,000)	(1,307,000)	3,072,000

Income before provision for income taxes	587,000	3,066,000	2,229,000	1,128,000	8,567,000

Provision for income taxes	--	--	--	--	--

NET INCOME	$587,000	$3,066,000	$2,229,000	$1,128,000	$8,567,000

Basic and diluted earnings per common weighted average share / membership unit	$0.09	$0.40	$0.27	$0.14	$0.99

Dividends declared per common share / cash distributions per membership unit	$0.64

Weighted average common shares / membership units	6,882,809	7,668,098	8,334,448	7,919,977	8,653,998